UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2005

General Electric Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-6461	13-1500700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Long Ridge Road, Stamford, Connecticut		06927-1600
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 357-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 1, 2005, the General Electric Company (GE) agreed to sell a total of 38 million shares of Genworth Financial, Inc. (Genworth) Class A common stock in a public offering at a price of $34.66 per share. GE is the parent company of General Electric Capital Corporation (GECC), which owns the Class A common stock of Genworth being sold through a subsidiary, GEFAHI. Genworth and GEFAHI entered into an underwriting agreement with Morgan Stanley & Co. Incorporated, as underwriter. On December 5, 2005, the option to purchase an additional 2.85 million shares from GEFAHI pursuant to the Underwriting Agreement was exercised in full. Following completion of the transactions contemplated by the Underwriting Agreement and the closing of the transaction expected on December 7, 2005, GEFAHI will own approximately 18% of Genworth’s outstanding common stock.

In the fourth quarter of 2005, GECC will report Genworth as discontinued operations. The following preliminary information reflects the current estimate of the operations effects of that presentation as of the date hereof.

The table below indicates for the nine months ended September 30, 2005, and the years ended December 2004, 2003, 2002 and 2001, the revenues and net earnings from discontinued operations associated with Genworth.

	9 months ended	For the years ended December 31
(In millions)	9/30/05	2004	2003	2002

Revenues	$8,433	$9,827	$12,372	$11,417
Net earnings	$692	$458	$1,388	$1,215

The table below indicates for the first three quarters of 2005 the revenues and net earnings from discontinued operations.

(In millions)	2005
	Qtr 1	Qtr 2	Qtr 3

Revenues	$2,774	$2,609	$3,050
Net earnings	$246	$85	$361

The table below indicates for each of the quarters of 2004 the revenues and net earnings from discontinued operations.

(In millions)	2004
	Qtr 1	Qtr 2	Qtr 3	Qtr 4

Revenues	$2,535	$2,199	$2,470	$2,623
Net earnings	$280	$(119)	$173	$124

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This document contains “forward-looking statements”— that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,”“anticipates,”“intends,”“plans,”“believes,”“seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties which could adversely or positively affect our future results include: the behavior of financial markets, including fluctuations in interest rate, stock and commodity prices; strategic actions, including dispositions; future integration of acquired businesses; future financial performance of major industries which we serve, including, without limitation, the air and rail transportation, energy generation, media, real estate and healthcare industries; unanticipated loss development in our insurance businesses; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Capital Corporation
(Registrant)

Date: December 7, 2005	/s/ Philip D. Ameen
Philip D. Ameen
Senior Vice President and Controller Duly Authorized Officer and Principal Accounting Officer

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